CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial High-lights," "Independent Auditors," and "Financial Statements" in the Prospectus and "Independent Auditors" in the Statement of Additional Information included in Post-Effective Amendment No. 35 to the Registration Statement (Form N-1A, No. 33-23512) of The GCG Trust.

We also consent to the incorporation by reference into the Statement of Additional Information of our report dated February 13, 1997 on the financial statements included in the Annual Report of The GCG Trust for the year ended December 31, 1996.


                                              /s/ERNST & YOUNG LLP

November 21, 1997
Boston, Massachusetts